SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 2, 2009

 Medical Alarm Concepts Holding, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153290
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5215-C Militia Hill Road
Plymouth Meeting, PA 19462
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(877) 639-2929
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2009 (the “Closing Date”), we entered into an agreement with AdEX Media, Inc. to market and provide lead generation for Medical Alarm Concepts' two-way voice pendant, known as MediPendant(TM) (the “Agreement”).  A copy of the Agreement is attached hereto as Exhibit 10.1.  Pursuant to the terms of the Agreement, AdEX Media will provide us with management and consulting services for online media, creation of advertisements, phone order taking and order entry into an online order system and incentive programs for sales of our product.  As consideration for these services, we have agreed to pay to AdEX Media a success fee for any sale that comes from AdEX services and Class B warrants.

On December 7, 2009, we entered into an Amendment to the Agreement to provide that AdEX Media shall receive 26,869,000 warrants of the Company’s stock with an exercise price of $0.02 per share.  A copy of the Amendment is attached hereto as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

10.1	Marketing and Distribution Agreement between Adex Media, Inc. and Medical Alarm Concepts Holding, Inc. dated December 2, 2009.
10.2	Amendment to Marketing and Distribution Agreement between Adex Media, Inc. and Medical Alarm Concepts Holding, Inc. dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDING, INC.

Date: January 13, 2010	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer, Chief Financial Officer